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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registration of shares of common stock of Arbor Realty Trust, Inc. to be issued pursuant to the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated, of our reports, each dated February 27, 2004, with respect to (i) the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries as of December 31, 2003 and for the period from June 24, 2003 (Inception) to December 31, 2003 and (ii) the consolidated statement of revenue and direct operating expenses of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries for the six month period ended June 30, 2003, included in the Registration Statement on Form S-11 (No. 333-116223) and related prospectus of Arbor Realty Trust, Inc., filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

New York, New York
December 16, 2004